UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2018

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-54318 (Commission File Number)	98-0573252 (IRS Employer Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 8, 2018, OncoSec Medical Incorporated (the “Company”) appointed Mr. Robert E. Ward (“Mr. Ward”) as a director on the Company’s Board of Directors, effective as of November 8, 2018. The Company’s Board of Directors has determined that Mr. Ward qualifies as independent under applicable rules of the Nasdaq Stock Market.

Mr. Ward, age 61, is currently the Chief Executive Officer and Chairman of the Board of Eloxx Pharmaceuticals, Inc., roles he has held since December 2017. He was a Director and Chair of the Governance Committee of Akari Therapeutics from October 2016 to August 2018. Mr. Ward previously served as the Chief Executive Officer, President and member of the board of directors at Radius Health, Inc. from December 2013 to July 2017. Prior to joining Radius, Mr. Ward was Vice President for Strategy and External Alliances for the New Opportunities iMed of AstraZeneca from 2011 to December 2013. He has held a series of progressive management and executive roles with established companies such as NPS Pharmaceuticals, Schering-Plough (Merck), Pharmacia (Pfizer), Bristol-Myers Squibb and Genentech. Mr. Ward has been a Director of Akari Therapeutics, Plc since October 2016. Mr. Ward received a B.A. in Biology and a B.S. in Physiological Psychology, both from the University of California, Santa Barbara, a M.S. in Management from the New Jersey Institute of Technology and an M.A. in Immunology from The Johns Hopkins University School of Medicine.

Mr. Ward’s compensation for his services as a director, including his services on any committees of the Company’s Board of Directors, will consist of annual cash compensation of $50,000. In addition, upon his appointment as a director, Mr. Ward was granted a stock option award to purchase up to 100,000 shares of the Company’s common stock, which vests in equal monthly installments over a 12-month period subject to continued service as a director on each vesting date. No family relationships exist between Mr. Ward and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Ward and any other person pursuant to which Mr. Ward was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Ward has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: November 8, 2018	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President